TABLE OF CONTENTS

Exhibit 21.1

Subsidiaries of TCP Capital Corp.

Name	Jurisdiction
Special Value Continuation Partners, LP	Delaware
TCPC Funding I, LLC	Delaware
TCPC SBIC, LP	Delaware

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